Exhibit 99.1

Intellinetics Reports Second Quarter and Six-Month 2026 Results

COLUMBUS, OH – August 12, 2026 – Intellinetics, Inc. (NYSE American: INLX), a digital transformation solutions provider, announced financial results for the three and six months ended June 30, 2026.

2026 Second Quarter Financial Highlights

●	Software as a Service (SaaS) revenue increased 4.2% year over year to $1.6 million.
●	Professional services revenue decreased 5.8% year over year.
●	Total revenue decreased 1.6% year over year to $3.9 million, driven by the decline in professional services revenue.
●	Gross profit decreased 3.9% year over year, with gross profit margin decreasing 162 basis points due to decreased professional services margins, driven by project mix.
●	Net loss of $1.1 million, or ($0.24) per basic and fully diluted share, compared to net loss of $0.6 million, or ($0.13) per basic and fully diluted share, for the same period in 2025.
●	Adjusted EBITDA loss of $371,096, compared to $27,573 Adjusted EBITDA profit from the same period in 2025.
●	Cash at quarter end was approximately $1.7 million.

2026 Six-Month Financial Highlights

●	Software as a Service (SaaS) revenue increased 2.2% year over year to $3.2 million.
●	Professional services revenue decreased 10.3% year over year.
●	Total revenue decreased 4.9% year over year to $7.9 million, driven by the decline in professional services revenue.
●	Gross profit decreased 8.2% year over year, with gross profit margin decreasing 232 basis points due to decreased professional services margins, driven by project mix.
●	Net loss of $2.3 million, or ($0.51) per basic and fully diluted share, compared to net loss of $1.3 million, or ($0.31) per basic and fully diluted share, for the same period in 2025.

◌	Operating expenses for the six months ended June 30, 2026 include approximately $430,000 in non-recurring CEO transition costs, all of which were incurred in the first quarter of 2026.

●	Adjusted EBITDA loss of $658,746, compared to $104,162 Adjusted EBITDA profit from the same period in 2025.
●	Cash at period end was approximately $1.7 million.

Alison Forsythe, President & CEO of Intellinetics, stated: “Q2 was my first full quarter as CEO, and it reinforced my conviction that Intellinetics has the foundation to become a stronger, more scalable software and services company. We have high-value software assets, strong recurring revenue characteristics, long-standing customer relationships, and deep experience in document-intensive, compliance-driven markets where automation, workflow, secure content management, and process efficiency are increasingly important.”

“In the first half of 2026, we moved quickly to establish the operating discipline required to scale. We improved forecasting visibility, strengthened sales pipeline management, implemented a more consistent management cadence, launched a new website to support clearer market positioning, and added greater structure, ownership, timelines, and accountability around key initiatives. These are important building blocks as we move from assessment to execution.”

“Our priorities for the second half are clear: accelerate SaaS growth, improve go-to-market execution, prioritize product and technology investments, and reduce operating variability. SaaS revenue increased 4.2% year over year in Q2, and we continue to expect double-digit year-over-year SaaS growth for fiscal 2026. While we do not publicly report bookings, project backlog, or pipeline metrics, internally we observed improvement in those measures during the first half of 2026, which supports our continued 2026 Outlook. As a result, we believe the first half of 2026 is not representative of the execution profile we are building for the second half and beyond.”

“Over the next two to four years, we see a meaningful opportunity to build a more focused and predictable business. That means expanding SaaS and recurring revenue, using Document Services as a strategic entry point into broader software relationships, modernizing and prioritizing the product portfolio, and aligning talent and capital behind the opportunities with the highest return. We are early in the transformation, but the direction is clear, and we are moving with urgency.”

Summary – 2026 Second Quarter Results

Revenues for the three months ended June 30, 2026 were $3,946,477, a decrease of 1.6%, as compared with $4,010,813 for the same period in 2025. This net decrease was driven by a 5.8% decrease in professional services revenues, reflecting continued project volume challenges in our Document Services segment, and an 11.7% decrease in software maintenance services revenues, which more than offset SaaS revenue growth of 4.2% and storage and retrieval revenue growth of 8.8%.

Total operating expenses increased 14.7% to $3,709,046, compared to $3,235,035, driven by a 24.4% increase in general and administrative expenses primarily from increased variable compensation expense and increased engineering development personnel, partially offset by a 13.9% decrease in sales and marketing expenses and an 8.7% decrease in depreciation and amortization. Additionally, for the second quarter, share-based compensation expense increased $228,771 from 2025 to 2026, to $657,478. Loss from operations was $1,090,059 compared to a loss from operations of $508,478 in the second quarter last year.

Intellinetics reported a net loss of $1,086,138 compared to a net loss of $567,590 for the same period in 2025. Basic and diluted net loss per share for the three months ended June 30, 2026 was $(0.24), compared to net loss per basic and diluted share of $(0.13) for the period ended June 30, 2025. Adjusted EBITDA was $(371,096) compared to $27,573 in 2025.

	For the quarters ended June 30,
	2026	2025

Revenues:
Software as a service	$1,643,416	$1,577,104
Software maintenance services	291,767	330,459
Professional services	1,789,768	1,899,619
Storage and retrieval services	221,526	203,631
Total revenues	3,946,477	4,010,813

Summary – 2026 Six-Month Results

Revenues for the six months ended June 30, 2026 were $7,855,659, a decrease of 4.9% compared to $8,258,158 for the same period in 2025. This net decrease was driven by a 10.3% decrease in professional services revenues, reflecting continued project volume challenges in our Document Services segment, and an 11.6% decrease in software maintenance services revenues, which more than offset SaaS revenue growth of 2.2% and storage and retrieval revenue growth of 6.0%. Total operating expenses increased 9.3% to $7,373,657 compared to $6,746,794. The increase was driven by a 16.4% increase in general and administrative expenses, including approximately $430,000 of non-recurring CEO transition costs, partially offset by a 13.8% decrease in sales and marketing expenses. Loss from operations was $2,272,611, compared to a loss from operations of $1,193,037 last year. Intellinetics reported a net loss of $2,263,991, or $(0.51) per basic and diluted share compared to net loss of $1,295,155, or $(0.31) per basic and diluted share, for the same period in 2025. Adjusted EBITDA was $(658,746) compared to $104,162 in 2025.

	For the six-months ended June 30,
	2026	2025

Revenues:
Software as a service	$3,187,263	$3,119,273
Software maintenance services	588,160	665,650
Professional services	3,639,931	4,057,934
Storage and retrieval services	440,305	415,301
Total revenues	7,855,659	8,258,158

2026 Outlook

Management remains focused on accelerating SaaS growth and currently expects double-digit year-over-year SaaS growth for fiscal 2026.

As the Company enters the second half of 2026, management is focused on converting software opportunities into recurring revenue, improving go-to-market execution, and prioritizing product and technology investments that support a more scalable business model.

Professional services revenue may continue to vary based on project timing and customer demand. However, management believes the actions underway are strengthening execution and positioning Intellinetics for improved predictability and long-term recurring revenue growth.

Conference Call

Intellinetics is holding a conference call to discuss these results on a live webcast at 4:30 p.m. ET today. Interested parties can access the webcast through the Intellinetics website at https://ir.intellinetics.com/. Investors can also dial in to the webcast by calling (877) 407-8133 (toll-free) or (201) 689-8040. A replay of the call can also be accessed via phone through September 11, 2026 by dialing (877) 660-6853 (toll-free) or (201) 612-7415 and using replay access code 13762189.

About Intellinetics, Inc.

Intellinetics, Inc. (NYSE American: INLX) is enabling the digital transformation. Intellinetics empowers organizations to manage, store and protect their important documents and data. The Company’s flagship solution, the IntelliCloud™ content management platform, delivers advanced security, compliance, workflow and collaboration features critical for highly regulated, risk-intensive markets. IntelliCloud connects documents to users and the processes they support anytime, anywhere to accelerate innovation and empower organizations to think and work in new ways. In addition, Intellinetics offers business process outsourcing (BPO), document and micrographics scanning services, and records storage. From highly regulated industries like Healthcare/Human Service Providers, K-12, Public Safety, and State and Local Governments, to businesses looking to move away from paper-based processes, Intellinetics is the all-in-one, compliant, document management solution. Intellinetics is headquartered in Columbus, Ohio. For additional information, please visit www.intellinetics.com.

Cautionary Statement

Statements in this press release which are not purely historical, including statements regarding future business; opportunities to expand our software and SaaS business; improved revenue predictability; expanded margins; predictable and sustainable growth, including the growth of SaaS business; future revenues, including the “2026 Outlook” for revenues; improved business execution and go-to-market approach; execution of our business plan, strategy, direction and focus; and other intentions, beliefs, expectations, representations, projections, plans or strategies regarding future growth, financial results, and other future events are forward-looking statements. The forward-looking statements involve risks and uncertainties including, but not limited to, the risks associated with the effect of changing economic conditions including inflationary pressures, challenges with hiring and maintaining a stable workforce, our ability to execute on our business plan and strategy including our transition to a SaaS-based company, customary risks attendant to trends in the products markets, variations in Intellinetics’ cash flow or adequacy of capital resources, market acceptance risks, the success of Intellinetics’ solutions providers, including human services, health care, and education, technical development risks, and other risks, uncertainties and other factors discussed from time to time in its reports filed with or furnished to the Securities and Exchange Commission, including in Intellinetics’ most recent annual report on Form 10-K as well as subsequently filed reports on Form 8-K. Intellinetics cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Intellinetics disclaims any obligation and does not undertake to update or revise any forward-looking statements in this press release. Expanded and historical information is made available to the public by Intellinetics on its website at www.intellinetics.com or at www.sec.gov.

CONTACT:

Joe Spain, CFO

Intellinetics, Inc.

614.921.8170

investors@intellinetics.com

Non-GAAP Financial Measures

Intellinetics uses non-GAAP Adjusted EBITDA as supplemental measures of our performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (GAAP). A non-GAAP financial measure is a numerical measure of a company’s financial performance that excludes or includes amounts so as to be different from the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows of a company.

Adjusted EBITDA: Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to net income, operating income, or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities or a measure of our liquidity. Intellinetics urges investors to review the reconciliation of non-GAAP Adjusted EBITDA to the comparable GAAP Net Income, which is included in this press release, and not to rely on any single financial measure to evaluate Intellinetics’ financial performance.

We believe that Adjusted EBITDA is a useful performance measure and is used by us to facilitate a comparison of our operating performance on a consistent basis from period-to-period and to provide for a more complete understanding of factors and trends affecting our business than measures under GAAP can provide alone. We define “Adjusted EBITDA” as earnings before interest (income) expense, any income taxes, depreciation and amortization expense, non-cash share-based compensation, transaction costs, and CEO transition one-time costs (including overlapping wages and benefits, recruiting costs, legal costs, and severance costs including share-based compensation).

Reconciliation of Net Loss to Adjusted EBITDA

	For the Three Months Ended June 30,
	2026	2025
Net loss – GAAP	$(1,086,138)	$(567,590)
Interest (income) expense, net	(3,921)	59,112
Depreciation and amortization	280,756	307,442
Share-based compensation, non-cash	420,749	228,609
Transaction costs	17,458	-
Adjusted EBITDA	$(371,096)	$27,573

	For the Six Months Ended June 30,
	2026	2025
Net loss – GAAP	$(2,263,991)	$(1,295,155)
Interest (income) expense, net	(8,620)	102,118
Depreciation and amortization	583,637	615,127
Share-based compensation, non-cash, excluding CEO transition	582,640	682,072
Transaction costs	17,458	-
CEO transition costs, including cash and non-cash share-based compensation	430,130	-
Adjusted EBITDA	$(658,746)	$104,162

INTELLINETICS, INC. and SUBSIDIARIES

Condensed Consolidated Statements of Operations

(unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025

Revenues:
Software as a service	$1,643,416	$1,577,104	$3,187,263	$3,119,273
Software maintenance services	291,767	330,459	588,160	665,650
Professional services	1,789,768	1,899,619	3,639,931	4,057,934
Storage and retrieval services	221,526	203,631	440,305	415,301
Total revenues	3,946,477	4,010,813	7,855,659	8,258,158

Cost of revenues:
Software as a service	277,614	247,051	534,570	462,180
Software maintenance services	14,455	12,978	26,847	29,343
Professional services	975,361	964,448	2,086,810	2,046,454
Storage and retrieval services	60,060	59,779	106,386	166,424
Total cost of revenues	1,327,490	1,284,256	2,754,613	2,704,401

Gross profit	2,618,987	2,726,557	5,101,046	5,553,757

Operating expenses:
General and administrative	2,949,488	2,371,530	5,803,215	4,987,276
Sales and marketing	478,802	556,063	986,805	1,144,391
Depreciation and amortization	280,756	307,442	583,637	615,127

Total operating expenses	3,709,046	3,235,035	7,373,657	6,746,794

Loss from operations	(1,090,059)	(508,478)	(2,272,611)	(1,193,037)

Interest income (expense), net	3,921	(59,112)	8,620	(102,118)

Net loss	$(1,086,138)	$(567,590)	$(2,263,991)	$(1,295,155)

Basic net loss per share:	$(0.24)	$(0.13)	$(0.51)	$(0.31)
Diluted net loss per share:	$(0.24)	$(0.13)	$(0.51)	$(0.31)

Weighted average number of common shares outstanding - basic	4,460,957	4,251,689	4,427,268	4,213,389
Weighted average number of common shares outstanding - diluted	4,460,957	4,251,689	4,427,268	4,213,389

INTELLINETICS, INC. and SUBSIDIARIES

Condensed Consolidated Balance Sheets

	(unaudited)
	June 30,	December 31,
	2026	2025

ASSETS

Current assets:
Cash	$1,713,637	$2,528,281
Accounts receivable, net	705,463	1,239,802
Accounts receivable, unbilled	756,337	909,574
Parts and supplies, net	109,675	173,295
Prepaid expenses and other current assets	545,529	378,305
Total current assets	3,830,641	5,229,257

Property and equipment, net	995,491	1,092,694
Right of use assets, operating	1,397,016	1,394,806
Right of use assets, finance	128,626	164,998
Intangible assets, net	2,716,800	2,906,188
Goodwill	5,789,821	5,789,821
Other assets	783,687	727,808
Total assets	$15,642,082	$17,305,572

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$292,834	$284,680
Accrued compensation	882,374	410,368
Accrued expenses	166,260	199,995
Lease liabilities, operating - current	813,982	721,879
Lease liabilities, finance - current	62,920	67,935
Deferred revenues	2,911,110	3,371,263
Total current liabilities	5,129,480	5,056,120

Long-term liabilities:
Lease liabilities, operating - net of current portion	626,302	749,346
Lease liabilities, finance - net of current portion	83,882	116,090
Total long-term liabilities	710,184	865,436
Total liabilities	5,839,664	5,921,556

Stockholders’ equity:
Common stock, $0.001 par value, 25,000,000 shares authorized; 4,494,994 and 4,479,123 shares issued and outstanding at June 30, 2026 and December 31, 2025, respectively	4,495	4,479
Additional paid-in capital	35,576,047	34,893,670
Accumulated deficit	(25,778,124)	(23,514,133)
Total stockholders’ equity	9,802,418	11,384,016
Total liabilities and stockholders’ equity	$15,642,082	$17,305,572

INTELLINETICS, INC. and SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(unaudited)

	For the Six Months Ended June 30,
	2026	2025

Cash flows from operating activities:
Net loss	$(2,263,991)	$(1,295,155)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	583,637	615,127
Bad debt expense	9,824	29,126
Loss on disposal of fixed assets	-	10,202
Amortization of deferred financing costs	-	42,052
Amortization of right of use assets, financing	36,372	36,372
Share-based compensation	920,795	965,471
Changes in operating assets and liabilities:
Accounts receivable	524,515	310,576
Accounts receivable, unbilled	153,237	204,630
Parts and supplies	63,620	(64,000)
Prepaid expenses and other current assets	(167,224)	(26,263)
Accounts payable and accrued expenses	446,425	116,759
Operating lease assets and liabilities, net	(33,151)	(13,896)
Deferred revenues	(460,153)	(818,480)
Total adjustments	2,077,897	1,407,676
Net cash (used in) provided by operating activities	(186,094)	112,521

Cash flows from investing activities:
Capitalization of internal use software	(277,254)	(209,171)
Purchases of property and equipment	(75,671)	(262,733)
Net cash (used in) investing activities	(352,925)	(471,904)

Cash flows from financing activities:
Proceeds from issuance of common stock	-	1,716,957
Offering costs paid on issuance of common stock	-	(118,629)
Principal payments on financing lease liability	(37,223)	(33,795)
Payments to taxing authorities in connection with shares directly withheld from employees	(238,402)	(283,399)
Exercise of stock warrants	-	(12)
Repayment of notes payable	-	(807,331)
Repayment of notes payable - related parties	-	(532,169)
Net cash (used in) financing activities	(275,625)	(58,378)

Net decrease in cash	(814,644)	(417,761)
Cash - beginning of period	2,528,281	2,489,236
Cash - end of period	$1,713,637	$2,071,475

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$-	$74,425
Cash paid during the period for income taxes	$28,027	$18,849

Supplemental disclosure of non-cash financing activities:
Right-of-use asset obtained in exchange for operating lease liability	$424,286	$43,430